Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of JPMorgan Trust I:

In planning and performing our audit of the financial statements of the funds listed in Appendix I of
JPMorgan Trust I (hereafter referred to as the "Funds") as of and for the year ended June 30, 2014, in accordance with the standards of the Public Company Accounting Oversight Board (United States),
we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the
Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2014.

This report is intended solely for the information and use of management, the Board of Trustees of
JPMorgan Trust I and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers, LLP
New York, New York
August 22, 2014

Appendix I
JPMorgan Access Balanced Fund
JPMorgan Access Growth Fund
JPMorgan Alternative Strategies Fund
JPMorgan Diversified Fund
JPMorgan Disciplined Equity Fund
JPMorgan Dynamic Growth Fund
JPMorgan Equity Focus Fund
JPMorgan Growth and Income Fund
JPMorgan Hedged Equity Fund
JPMorgan U.S. Equity Fund
JPMorgan U.S. Dynamic Plus Fund
JPMorgan U.S. Large Cap Core Plus Fund
JPMorgan U.S. Research Equity Plus Fund
JPMorgan Dynamic Small Cap Growth Fund
JPMorgan Small Cap Core Fund
JPMorgan Small Cap Equity Fund
JPMorgan U.S. Small Company Fund
JPMorgan SmartAllocation Equity Fund
JPMorgan SmartRetirement Blend Income Fund
JPMorgan SmartRetirement Blend 2015 Fund
JPMorgan SmartRetirement Blend 2020 Fund
JPMorgan SmartRetirement Blend 2025 Fund
JPMorgan SmartRetirement Blend 2030 Fund
JPMorgan SmartRetirement Blend 2035 Fund
JPMorgan SmartRetirement Blend 2040 Fund
JPMorgan SmartRetirement Blend 2045 Fund
JPMorgan SmartRetirement Blend 2050 Fund
JPMorgan SmartRetirement Blend 2055 Fund
JPMorgan SmartRetirement Income Fund
JPMorgan SmartRetirement 2015 Fund
JPMorgan SmartRetirement 2020 Fund
JPMorgan SmartRetirement 2025 Fund
JPMorgan SmartRetirement 2030 Fund
JPMorgan SmartRetirement 2035 Fund
JPMorgan SmartRetirement 2040 Fund
JPMorgan SmartRetirement 2045 Fund
JPMorgan SmartRetirement 2050 Fund
JPMorgan SmartRetirement 2055 Fund

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